 As Filed Electronically with the Securities and Exchange Commission on May 31, 2002

                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SPEEDWAY MOTORSPORTS, INC.
             (Exact name of Registrant as Specified in Its Charter)

     Delaware                                           51-0363307
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

     5555 Concord Parkway South                         28027
     Concord, North Carolina                            (Zip Code)
     (Address of Principal Executive Offices)

                           SPEEDWAY MOTORSPORTS, INC.
                             1994 STOCK OPTION PLAN
                        AMENDED AND RESTATED MAY 9, 2002
                            (Full Title of the Plan)

                               Mr. O. Bruton Smith
                      Chairman and Chief Executive Officer
                           Speedway Motorsports, Inc.
                           5555 Concord Parkway South
                          Concord, North Carolina 28027
                                 (704) 455-3239
 (Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

                                   Copies to:

                               Peter J. Shea, Esq.
                      Parker, Poe, Adams & Bernstein L.L.P.
                       401 South Tryon Street, Suite 3000
                         Charlotte, North Carolina 28202
                            Telephone: (704) 372-9000

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
   Title of         Amount       Proposed Maximum     Proposed Maximum       Amount of
  Securities         to be           Offering             Aggregate        Registration
    to be         Registered          Price               Offering             Fee
  Registered                        Per Share               Price
------------------------------------------------------------------------------------------
Common Stock       1,000,000       $28.84(1)           $28,840,000           $2653.28
($0.01 par value)
==========================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on May 23, 2002, which prices were $29.32 and $28.36, respectively.

         This Registration Statement on Form S-8 relates to the registration of additional securities relating to an employee benefit plan for which a registration statement was filed on Form S-8 (File No. 333-69616) by the Company with the Securities and Exchange Commission on September 19, 2001. The contents of the September 19, 2001 registration statement is incorporated herein by this reference.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Speedway Motorsports Inc. (the "Company," and sometimes referred to herein as the "Registrant") incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (i) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-13582);

               (ii) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

               (iii) Our Definitive Proxy Statement dated March 27, 2002; and

               (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Officers and Directors
         -----------------------------------------

         The Registrant's Bylaws effectively provide that the Registrant shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of

Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

         Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the Delaware Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Company maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Item 8.  Exhibits
         --------

Exhibit
Number            Description
------            -----------

4.1 Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002

4.2 Form of Statutory Incentive Stock Option Agreement and Grant pursuant to the Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002

4.3 Form of Nonstatutory Stock Option Agreement and Grant pursuant to the Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in
                  Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (included on the signature page to this Registration Statement)

Item 9.  Undertakings
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 31st day of May, 2002.

                             SPEEDWAY MOTORSPORTS, INC.


                             By:  /s/ William R. Brooks
                                  ----------------------------------------------
                                  William R. Brooks
                             Vice President, Treasurer, Chief Financial Officer and Director (principal accounting officer)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Speedway Motorsports, Inc., do hereby constitute and appoint Mr. William R. Brooks with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things as he may deem necessary or advisable to enable Speedway Motorsports, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                Date
/s/ O. Bruton Smith                         Chief Executive Officer                              May 31, 2002
------------------------------------
         O. Bruton Smith                    (principal executive officer)
                                            Chairman and Director

/s/ H.A. Wheeler                            President, Chief Operating                           May 31, 2002
------------------------------------
         H. A.  Wheeler                     Officer and Director

/s/ William R. Brooks                       Vice President, Treasurer                            May 31, 2002
------------------------------------
         William R. Brooks                  Chief Financial Officer and Director


/s/ Edwin R. Clark                          Executive Vice President                             May 31, 2002
------------------------------------
         Edwin R. Clark                     and Director


/s/ William P. Benton                       Director                                             May 31, 2002
------------------------------------
         William P. Benton

/s/ Mark M. Gambill                         Director                                             May 31, 2002
------------------------------------
         Mark M. Gambill

/s/ Tom E. Smith                            Director                                             May 31, 2002
------------------------------------
         Tom E. Smith

/s/ Jack F. Kemp                            Director                                             May 31, 2002
------------------------------------
         Jack F. Kemp


/s/ Robert L. Rewey                         Director                May 31, 2002
------------------------------------
         Robert L. Rewey

                                INDEX TO EXHIBITS

Exhibit No.         Description
----------          -----------

4.1 Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002

4.2 Form of Statutory Incentive Stock Option Agreement and Grant pursuant to the Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002

4.3 Form of Nonstatutory Stock Option Agreement and Grant pursuant to the Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

23.1                Consent of Deloitte & Touche LLP

23.2 Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (included on the signature page of this Registration Statement)

                                      II-6